UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): May 17, 2018

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2018 annual meeting of stockholders on May 17, 2018. As of the record date, March 19, 2018, there were 7,632,699 shares of Class A common stock outstanding, each entitled to one vote. 91.62% of those shares were represented at the annual meeting.

At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in the Company’s proxy statement.

Proposal 1

The Company’s stockholders elected seven directors (listed below) to hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified. There were no abstentions. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Diament	3,852,135	73,355	3,067,798
W. Thomas Jagodinski	3,861,969	63,521	3,067,798
Patricia J. Jamieson	3,862,335	63,155	3,067,798
William J. Madia	3,862,796	62,694	3,067,798
Daniel B. Poneman	3,863,116	62,374	3,067,798
Neil S. Subin	3,862,953	62,537	3,067,798
Mikel H. Williams, Chairman	3,863,163	62,327	3,067,798

Proposal 2

The Company’s stockholders cast their votes with respect to the advisory approval of the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,600,381	317,020	8,089	3,067,798

Proposal 3

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2018 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,901,421	33,938	57,929	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	May 18, 2018	By:	/s/ Marian K. Davis
Marian K. Davis
Senior Vice President, Chief Financial Officer and Treasurer